UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                                    April 4, 2008

INSITUFORM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-10786	13-3032158
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

17988 Edison Avenue, Chesterfield, Missouri	63005
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number,
including area code                                           (636) 530-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry Into a Material Definitive Agreement.

On April 4, 2008, Insituform Technologies, Inc. (the “Company”) entered into a Second Amendment to Second Amended and Restated Credit Agreement dated as of February 17, 2006, as amended by that certain First Amendment to Second Amended and Restated Credit Agreement dated as of March 28, 2007 (the “Second Amendment”), with Bank of America, N.A., as Administrative Agent and L/C Issuer.  The Second Amendment extends the maturity date of the credit facility to April 30, 2009 and increased the Company’s borrowing rates on Eurodollar loans and letters of credit by 0.25% (now ranging from 1.25% to 2.25%), among other things.  The Second Amendment also acknowledges that all indebtedness outstanding under the Company’s 1997 Note Purchase Agreement has been paid in full and that the Company has no further obligation under the credit facility to comply with the terms and covenants with respect to the 1997 Note Purchase Agreement.

On April 7, 2008, the Company issued a press release announcing the appointment of J. Joseph Burgess as its President and Chief Executive Officer.

The Company entered into a letter agreement, dated April 4, 2008 (the “Employment Letter”), with Mr. Burgess that will be effective as of Mr. Burgess’ first day of active employment with the Company, which shall occur on or before April 14, 2008.  The Employment Letter provides for: (i) an annual base salary in the amount of $500,000; (ii) an annual incentive bonus target of 100% of his annual base salary (where the actual award may be lesser or greater than the target amount, up to a maximum of two times the target amount), subject to the achievement of certain performance goals by the Company and by Mr. Burgess individually; (iii) certain long-term incentive awards, including stock options, restricted stock and long-term performance cash, having an aggregate nominal value of approximately $1,300,000; and (iv) a one-time award of restricted stock, with a nominal value of approximately $1,500,000.

The stock options to be awarded to Mr. Burgess will vest in three equal installments beginning on the first anniversary of the date of grant and will have an exercise price equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on the date of grant.  The long-term incentive restricted stock award is subject to a three-year cliff vesting and the achievement of certain performance goals by the Company in the 2008 fiscal year.  The one-time restricted stock award is subject to a five-year cliff vesting, but is not subject to any performance restrictions.  The grant of stock options and the awards of restricted stock to Mr. Burgess will not be made until the date his active employment begins.

Mr. Burgess will be eligible to participate in the Company’s medical, disability and other benefit plans on the same terms as are generally applicable to all other Company employees, and will be provided life insurance in the amount of $1,000,000.  Mr. Burgess will also be provided a reimbursement for country club membership fees, extending to initiation or membership share purchases, up to a maximum of $50,000, and ongoing membership dues.

The Employment Letter also provides for certain severance benefits.  If during the first 24 months of his employment Mr. Burgess (i) is terminated by the Company for reasons other than “Cause” (as defined in the Employment Letter), or (ii) following a “Change in Control” (as defined in the Employment Letter), terminates his employment with the Company for “Good Reason” (as defined in the Employment Letter), he shall receive a severance payment equal to 24 months of his current base salary and 24 months of the monthly cost of medical and dental insurance that was provided by the Company at such time.  Any such severance payments owed after the first 12 months of employment but prior to the end of the initial 24-month period shall be reduced by any amount that Mr. Burgess receives as compensation from a successor employer.  If Mr. Burgess’ employment is terminated by the Company for reasons other than “Cause” after the initial 24-month period, the severance payment would be reduced to 12 months of his then current base salary and 12 months of the monthly cost of medical and dental insurance that was provided by the Company at such time.  A severance payment would be made in either 24 or 12 equal monthly installments, depending on the period in which the termination occurs.

Any severance payments made pursuant to the Employment Letter are conditioned upon certain representations, warranties, covenants and agreements made by Mr. Burgess, including, but not limited to, a release of all claims and covenants of confidentiality, non-solicitation and non-competition.

The foregoing descriptions of the Second Amendment and the Employment Letter are qualified in their entirety by reference to the Second Amendment and the Employment Letter, respectively, copies of which are attached as Exhibits 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.

Item 5.02.                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As discussed above, on April 7, 2008, the Company announced the appointment of J. Joseph Burgess as the Company’s President and Chief Executive Officer, to be effective as of his first day of active employment, which shall occur on or before April 14, 2008.  Mr. Burgess was also appointed to the Company’s Board of Directors and the Strategic Planning Committee of the Board of Directors, which appointments will also be effective as of the date his active employment begins.

Prior to joining the Company, Mr. Burgess, 49, served as the President and Chief Executive Officer of Veolia Water North America, a leading provider of water and wastewater services to municipal, federal and industrial customers (“Veolia Water”) since 2005.  He served as Veolia Water’s Chief Operating Officer from 2003 to 2005 and as its Vice President and General Manager for the Northeast business center from 2002 to 2003.  Prior thereto, Mr. Burgess served as Executive Vice President for Water Systems Operations for Ogden Projects (later renamed Covanta Water), a subsidiary of Ogden Corporation, that specialized in waste-to-energy projects for municipalities.

Also as discussed above, the Employment Letter contemplates the compensation of Mr. Burgess in the form of an annual base salary in the amount of $500,000, certain long-term incentive compensation with an aggregate nominal value of $1,300,000 and a one-time restricted stock award with a nominal value of approximately $1,500,000.  The equity-based long-term incentive compensation and the one-time restricted stock award has not been awarded at this time.  The awards will be made on Mr. Burgess’ first day of active employment with the Company.

The text of the press release dated April 7, 2008 announcing the appointment of J. Joseph Burgess as the Company’s President and Chief Executive Officer is attached as Exhibit 99.1 hereto.

Item 8.01.                      Other Events.

On April 7, 2008, the Company issued a press release announcing the completion of its review of strategic options. The text of the press release dated April 7, 2008 is attached as Exhibit 99.2 hereto.

Item 9.01.                      Financial Statements and Exhibits.

(d)           The following exhibits are filed as part of this report:

Exhibit	Description
10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated April 4, 2008
10.2	Employment Letter, dated April 4, 2008.
99.1	Press Release of Insituform Technologies, Inc., dated April 7, 2008, announcing the appointment of J. Joseph Burgess as its President and Chief Executive Officer.
99.2	Press Release of Insituform Technologies, Inc., dated April 7, 2008, announcing the completion of its review of strategic options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

       INSITUFORM TECHNOLOGIES, INC.

        By:   /s/ David F. Morris
        David F. Morris
        Senior Vice President, General Counsel and
        Chief Administrative Officer

Date:          April 10, 2008

INDEX TO EXHIBITS

These exhibits are numbered in accordance with the Exhibit Table of Item 601 of Regulation S-K.

Exhibit	Description
10.1	Second Amendment to Second Amended and Restated Credit Agreement, dated April 4, 2008
10.2	Employment Letter, dated April 4, 2008.
99.1	Press Release of Insituform Technologies, Inc., dated April 7, 2008, announcing the appointment of J. Joseph Burgess as its President and Chief Executive Officer.
99.2	Press Release of Insituform Technologies, Inc., dated April 7, 2008, announcing the completion of its review of strategic options.